EXHIBIT 99.1

Terra Tech Corp. Appoints Kenneth P. Krueger
to Board of Directors

Consulting veteran to join Company's management team

NEWPORT BEACH, CA – November 3, 2015 – Terra Tech Corp. (OTCQX: TRTC) ("Terra Tech" or the "Company"), a vertically integrated cannabis-focused agriculture company, today announced the appointment of Kenneth P. Krueger to the Board of Directors.

Mr. Krueger has over 48 years of experience in the financial industry, having co-founded Canterbury Consulting in 1988 and served as its Chairman of the Board, Chief Financial Officer, and Head of Compliance. Canterbury Consulting is an investment office for foundations, endowments, healthcare organizations, religious organizations, and corporate plans, overseeing more than $14 billion in funds. Ken's experience in making strategic, financial, and capacity decisions to optimize investment return will be a positive addition to Terra Tech as it continues to execute on its growth strategy.

"The addition of Mr. Krueger to our Board of Directors is part of our long-term goal of establishing IVXX™ as the leading, premium medical cannabis brand in the world, as well as improving the quality of our corporate governance practices and increasing the independence of our Board," said Derek Peterson, CEO of Terra Tech. "The leadership and entrepreneurial experience he brings to the table will help guide our strategic vision as we work to transform the cannabis space."

Prior to joining Canterbury Consulting, Mr. Krueger advised individual clients through customized financial strategies at Kidder, Peabody & Co.,a U.S.-based securities firm that was sold to General Electric in 1986. Before that, he was employed by Dean Witter & Company, where he supervised brokers, provided outside seminars, and identified potential clients for the firm.

"I'm excited to be a part of a company that's at the forefront of a fast-growing, nascent industry," said Mr. Krueger. "I look forward to helping Terra Tech continue to establish itself in the market and create additional value to its stockholders."

Mr. Krueger also served at IBM, where he created and implemented sales and marketing strategies for data processing systems. He holds a degree in Marketing from the University of Wisconsin, Madison, completed graduate work at the University of Southern California, and served in the U.S. Coast Guard Reserves until 1972.

About Terra Tech

Terra Tech Corp. (TRTC) through its wholly-owned subsidiary GrowOp Technology Ltd., specializes in controlled environment agricultural technologies. The company integrates best-of-breed hydroponic equipment with proprietary software and hardware to provide sustainable solutions for indoor agriculture enterprises and home practitioners. Our complete product line is available at specialty retailers throughout the United States, and via our website. Through our wholly-owned subsidiary Edible Garden Corp., we cultivate a premier brand of local and sustainably grown hydroponic produce, sold through major grocery stores, such as Shoprite, Walmart, Krogers, and others throughout New Jersey, New York, Delaware, Maryland, Connecticut, Pennsylvania, and the Midwest. Our MediFarm, LLC, MediFarm I, LLC, and MediFarm II, LLC subsidiaries, are focused on medical cannabis businesses throughout Nevada. IVXX, LLC is a wholly-owned subsidiary that produces medical cannabis extracted products for regulated medical cannabis dispensaries throughout California. Our MediFarm I Real Estate, LLC subsidiary is a real estate holding company that is intended to own the real property on which a medical marijuana dispensary facility in Nevada will be located.

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For more information about Terra Tech Corp, visit: http://www.terratechcorp.com.

For more information about IVXX, visit: http://ivxx.com.

Visit us on Facebook @ https://www.facebook.com/terratechcorp/timeline

Follow us on Twitter @terratechcorp

Follow us on Instagram @socal_IVXX

For more information about Edible Garden, visit: http://www.ediblegarden.com.

Visit Edible Garden on Facebook @ https://www.facebook.com/ediblefarms?fref=ts

Visit IVXX on Facebook @ https://www.facebook.com/ivxxbrand?fref=ts

Cautionary Language Concerning Forward-Looking Statements

Statements in this press release may be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "anticipate", "believe", "estimate", "expect", "intend" and similar expressions, as they relate to the company or its management, identify forward-looking statements. These statements are based on current expectations, estimates and projections about the company's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties, and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in Terra Tech Corp.'s filings with the Securities and Exchange Commission. In addition, such statements could be affected by risks and uncertainties related to Terra Tech Corp.'s (i) product demand and market and customer acceptance of its equipment and other goods, (ii) ability to obtain financing to expand its operations, (iii) ability to attract qualified sales representatives, (iv) competition, pricing, and development difficulties, and (v) general industry and market conditions and growth rates and general economic conditions. Any forward-looking statements speak only as of the date on which they are made, and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release. Information on Terra Tech Corp.'s website does not constitute a part of this release.

Contact

Philip Carlson / Allison Monat

KCSA Strategic Communications

TRTC@kcsa.com